EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-88542 and 333-125193 on Form S-3, Registration Statement No. 333-129088 on Form S-4, and Registration Nos. 333-51316 (as amended by Post-Effective Amendment No. 1), 333-64076 (as amended by Post-Effective Amendment No. 1), 333-97871, 333-104855, 333-114682, and 333-122232 on Form S-8 of our reports dated October 23, 2008, relating to the consolidated financial statements of Monsanto Company and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No.109; Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R); and Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations – an interpretation of FASB Statement No. 143, effective September 1, 2007, August 31, 2007, and August 31, 2006, respectively), and the effectiveness of Monsanto Company’s internal control over financial reporting, appearing in this annual report on Form 10-K of Monsanto Company for the year ended August 31, 2008.
/s/ DELOITTE & TOUCHE LLP
St. Louis, Missouri
October 23, 2008